EXHIBIT 10.3

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement, dated as of December 15, 1998 (the "Agreement"), is by and between PARACELSIAN, INC., a Delaware corporation with its principal offices in the State of New York (the "Company"), and JOHN A. WILLIAMS, a resident of the State of North Carolina (the "Investor").

         WHEREAS, the Company desires to sell, and the Investor desires to buy, a certain number of shares of common stock of the Company on certain terms and conditions (the "Shares").

         NOW THEREFORE, in consideration of the foregoing, the mutual covenants hereinafter contained, and other good and valuable consideration, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Commission"   shall   mean  the   Securities   and   Exchange
Commission, or any other federal agency at the time administering the Securities Act.

                  "Common Stock" shall mean the common stock of the Company, as constituted as of the date of this Agreement.

                  "Restricted Stock" shall mean the "Shares".

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         2. THE SALE. (a) Upon the terms and subject to the conditions of this Agreement, the Company agrees to sell, assign, transfer and deliver the Shares to the Investor, and the Investor agrees to accept and purchase the Shares from the Company.

        (b) CONSIDERATION. Upon the terms and subject to the conditions contained in this Agreement, the Investor hereby delivers to the Company in immediately available United States funds the aggregate amount of $250,000 for 666,666 Shares (the "Purchase Price").

        (c) CERTIFICATES. As soon as practicable, the Company will deliver to the Investor the stock certificates representing the Shares and any other documents that are necessary to transfer to the Investor good title to the Shares.

         3.       REPRESENTATIONS   AND  WARRANTIES  OF  COMPANY.   The  Company
                  represents and warrants as follows:
                  (a) EFFECT OF TRANSFER OF SHARES. Upon consummation of the transactions contemplated by this Agreement, the Investor will acquire from the Company the Shares to be transferred by the Company to Investor, free and clear of all Restrictions, other than such Restrictions on transfer of the Shares arising under federal or state securities laws, and will own such shares of record.
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                  (b)  PERFORMANCE.  The execution,  delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the certificate of incorporation or bylaws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

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                  (c)  REGISTRATION.  The Company intends to file a registration statement with the Commission to register securities under the Securities Act for the account of certain security holders within ninety (90) days of the date of this Agreement. The Company agrees, subject to compliance with all applicable laws and regulations, to use its best efforts to (i) effect such registration; and (ii) include the Shares acquired by the Investor pursuant to this Agreement in such registration statement.

         All of the above representations and warranties shall survive the making of this Agreement.

         4. REPRESENTATIONS AND WARRANTIES OF INVESTOR. As of the Closing, the Investor represents and warrants as follows:

                  (a)  ACCREDITED   INVESTOR.   The  Investor  qualifies  as  an
accredited investor within the meaning of the Securities Act, and is not acquiring the Shares for the account or for the benefit of any other person.

                  (b) ACQUISITION OF STOCK FOR INVESTMENT. The Investor is acquiring the Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Shares. The Investor acknowledges that such Shares have not been registered under the Securities Act, and such Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and other applicable securities laws, except pursuant to an available exemption from such registration under the Securities Act and such laws.

                  (c) FINANCING. Investor has available to it funds sufficient to complete the transactions contemplated by this Agreement.

         All of the above representations and warranties shall survive the making of this Agreement

         5. RESTRICTIVE LEGEND. Each certificate representing Restricted Stock shall be stamped or otherwise imprinted with a legend indicating that the Shares have not been registered under the Securities Act and may not be transferred without an effective registration statement or the availability of an exemption from the registration provisions of the Securities Act.

         6. MISCELLANEOUS. (a) BINDING EFFECT. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Restricted Stock), whether so expressed or not.

                  (b) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without giving effect to the principles of the conflicts of laws thereof.

                  (c) ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or and agreements between, any of the parties hereto other than those contained herein in writing.

                  (d) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.
                                 INVESTOR

                                 /s/ John A. Williams
                                 -----------------------------------------------
                                     John A. Williams

                                  PARACELSIAN, INC.

                                  By: /s/ Bernard M. Landes
                                     -------------------------------------------
                                          Dr. Bernard M. Landes
                                          President and Chief Executive Officer